UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 794-7100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Overview

Streamline Health Solutions, Inc. a Delaware corporation, and its wholly-owned subsidiary IPP Acquisition, LLC. (collectively, the “Company”) has signed a definitive asset purchase agreement (“the Agreement”) with Atlanta-based Interpoint Partners, LLC (“Interpoint”) a Georgia limited liability company.

Asset Purchase Agreement

On December 7, 2011, the Company signed a definitive asset purchase agreement to purchase substantially all of Interpoint’s assets for a combination of cash and a convertible subordinated note totaling $5 million. Additionally, the Agreement provides for a contingent earn out payment in cash or convertible subordinated notes based on Interpoint’s financial performance for the 12 month period beginning six months after closing and ended 12 months thereafter. Closing of the Agreement is subject to standard closing conditions, including closing of a financing transaction. Details of the financing transaction will be forthcoming upon closing of the acquisition.

The descriptions of the assets above, as well as all other provisions of the Purchase Agreement are qualified in their entirety by reference to the terms of the Purchase Agreement attached hereto as Exhibit 10.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Asset Purchase Agreement, effective as of December 7, 2011 among Streamline Health Solutions, Inc. and Interpoint Partners, LLC.

99.1	Press Release dated December 7, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: December 7, 2011	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 10.1	Asset Purchase Agreement, effective as of December 6, 2011 among Streamline Health Solutions, Inc. and InterPoint Partners, LLC

Exhibit 99.1	Press Release dated December 7, 2011